UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   October 31, 2024

AMPHENOL CORPORATION

(Exact name of registrant as specified in charter)

Delaware	1-10879	22-2785165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

358 Hall Avenue, Wallingford, Connecticut	06492
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 265-8900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	APH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 31, 2024, Amphenol Corporation (the “Company”) issued and sold $250,000,000 aggregate principal amount of the Company’s 5.050% Senior Notes due 2027 (the “Additional 2027 Notes”), $750,000,000 aggregate principal amount of the Company’s 5.000% Senior Notes due 2035 (the “2035 Notes”) and $500,000,000 aggregate principal amount of the Company’s 5.375% Senior Notes due 2054 (the “2054 Notes” and, together with the Additional 2027 Notes and 2035 Notes, the “Notes”) pursuant to the Company’s Registration Statement on Form S-3 (No. 333-270605), including the related prospectus dated March 16, 2023, as supplemented by the prospectus supplement dated October 28, 2024. The Additional 2027 Notes constitute a further issuance of the Company’s 5.050% Senior Notes due 2027, of which $450,000,000 aggregate principal amount was issued on April 5, 2024 (the “Existing 2027 Notes” and, together with the Additional 2027 Notes, the "2027 Notes") and form a single series with, and have the same terms (other than the issue date, the issue price and the first interest payment date) as the Existing 2027 Notes. The Additional 2027 Notes have the same CUSIP number and trade interchangeably with the Existing 2027 Notes. The Notes were sold in an underwritten public offering pursuant to an underwriting agreement, dated October 28, 2024, by and between the Company and Barclays Capital Inc., BNP Paribas Securities Corp., BofA Securities, Inc. and HSBC Securities (USA) Inc., as representatives of the several Underwriters named in Schedule A thereto.

The Company received net proceeds from the offering, after deducting the underwriting discounts and estimated offering expenses payable by the Company, of approximately $1,477.4 million. The Company intends to use the net proceeds from the offering of the Notes, together with cash on hand, to pay the cash consideration for the Company’s pending acquisition of the Outdoor Wireless Networks segment and the Distributed Antenna Systems business of CommScope Holding Company, Inc. (the “CommScope Acquisition”), the payment of fees and expenses related thereto and, to the extent the CommScope Acquisition does not close (after giving effect to a special mandatory redemption of the 2035 Notes and the 2054 Notes described herein), for general corporate purposes, including, but not limited to, the repayment of the Company’s outstanding 2.050% Senior Notes due 2025 at maturity. If a special mandatory redemption event occurs, the Company will be required to redeem the 2035 Notes and the 2054 Notes in a special mandatory redemption, as further described below.

The Notes were issued pursuant to an indenture dated as of March 16, 2023 (the “Indenture”) between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), and certain of the terms of (a) the 2027 Notes were established pursuant to an Officers’ Certificate dated April 5, 2024 (the “2027 Notes Officers’ Certificate”) and (b) the 2035 Notes and the 2054 Notes were established pursuant to an Officers’ Certificate dated October 31, 2024 (the “2035 Notes and 2054 Notes Officers’ Certificate” and, together with the 2027 Notes Officers’ Certificate, the “Officers’ Certificates”), in accordance with the Indenture. The Indenture and Officers’ Certificates contain certain covenants and events of default and other customary provisions.

The Additional 2027 Notes bear interest at a rate of 5.050% per year, the 2035 Notes bear interest at a rate of 5.000% per year and the 2054 Notes bear interest at a rate of 5.375% per year. Interest on the Additional 2027 Notes is payable semi-annually on April 5 and October 5 of each year, beginning on April 5, 2025, interest on the 2035 Notes is payable semi-annually on January 15 and July 15 of each year, beginning on January 15, 2025, and interest on the 2054 Notes is payable semi-annually on May 15 and November 15 of each year, beginning on May 15, 2025. The Company will make each interest payment to the holders of record of (i) the Additional 2027 Notes on the immediately preceding March 21 and September 20, (ii) the 2035 Notes on the immediately preceding January 1 and July 1 and (iii) the 2054 Notes on the immediately preceding May 1 and November 1. The Additional 2027 Notes will mature on April 5, 2027, the 2035 Notes will mature on January 15, 2035 and the 2054 Notes will mature on November 15, 2054. Prior to March 5, 2027 (one month prior to the maturity date of the Additional 2027 Notes), the Company may redeem, at its option, some or all of the Additional 2027 Notes at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the date of redemption, plus a “make-whole” premium. On or after March 5, 2027 (one month prior to the maturity date of the Additional 2027 Notes), the Company may redeem, at its option, the Additional 2027 Notes in whole or in part, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the date of redemption. Prior to October 15, 2034 (three months prior to the maturity date of the 2035 Notes), the Company may redeem, at its option, some or all of the 2035 Notes at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the date of redemption, plus a “make-whole” premium. On or after October 15, 2034 (three months prior to the maturity date of the 2035 Notes), the Company may redeem, at its option, the 2035 Notes in whole or in part, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the date of redemption. Prior to May 15, 2054 (six months prior to the maturity date of the 2054 Notes), the Company may redeem, at its option, some or all of the 2054 Notes at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the date of redemption, plus a “make-whole” premium. On or after May 15, 2054 (six months prior to the maturity date of the 2054 Notes), the Company may redeem, at its option, the 2054 Notes in whole or in part, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the date of redemption.

In addition, the 2035 Notes and 2054 Notes will be subject to a special mandatory redemption (at a price equal to 101% of the principal amount of each of the 2035 Notes and the 2054 Notes, plus accrued and unpaid interest from the date of initial issuance, or the most recent date to which interest has been paid or provided for, whichever is later, to, but not including, the special mandatory redemption date) under certain circumstances if the CommScope Acquisition is not consummated or is not consummated by an agreed upon date. The Notes are unsecured, unsubordinated and rank equally in right of payment with all of the Company’s other unsecured unsubordinated senior indebtedness and senior obligations.

The above descriptions of the Indenture, the Officers’ Certificates and the Notes are qualified in their entirety by reference to the Indenture, the Officers’ Certificates, and, as applicable, the 2027 Notes, 2035 Notes and 2054 Notes, copies of which are attached as Exhibits 4.1, 4.2, 4.3, 4.4, 4.5, and 4.6, respectively, to this Current Report on Form 8-K, and are incorporated by reference herein.

The exhibits to this Current Report on Form 8-K (except for Exhibit 104) are hereby incorporated by reference in the Registration Statement (No. 333-270605).

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The foregoing terms and conditions of the Indenture, the Officers’ Certificates and, as applicable, the Additional 2027 Notes, 2035 Notes and 2054 Notes described in Item 1.01 of this Current Report on Form 8-K are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of March 16, 2023, between Amphenol Corporation and U.S. Bank Trust Company, National Association, as trustee (filed as Exhibit 4.1 to the Form S-3 filed on March 16, 2023)

4.2	Officers’ Certificate, dated April 5, 2024, establishing the 2027 Notes pursuant to the Indenture (filed as Exhibit 4.2 to the Current Report on Form 8-K filed on April 5, 2024)

4.3	Officers’ Certificate, dated October 31, 2024, establishing the 2035 Notes and the 2054 Notes pursuant to the Indenture

4.4	Form of Global Note for the 2027 Notes

4.5	Form of Global Note for the 2035 Notes

4.6	Form of Global Note for the 2054 Notes

5.1	Opinion of Latham & Watkins LLP regarding the legality of the Notes issued by Amphenol Corporation

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPHENOL CORPORATION

By:	/s/ Craig A. Lampo
Craig A. Lampo
Senior Vice President and Chief Financial Officer

Date: October 31, 2024